Exhibit 99.3

BIOZONE PHARMACEUTICALS, INC.
ACQUIRES BAKER-CUMMINS DERMATOLOGICAL PRODUCTS
FROM AERO PHARMACEUTICALS, INC.

May 19, 2011; Miami, Florida – BioZone Pharmaceuticals, Inc. (OTCBB: BZNE) announced today that it has acquired the assets and assumed the liabilities of Aero Pharmaceuticals, Inc. (“Aero”), a dermatological company founded by Dr. Phillip Frost, Chairman of OPKO Health Inc. and Teva Pharmaceuticals, Inc. Aero develops and markets the Baker-Cummins line of proprietary scalp and skin care products used to treat commonly seen dry skin and scalp conditions.   The well known brands of P&S Liquid, P&S Shampoo, Ultra Mide 25 Lotion, X-Seb T Pearl and X-Seb T Plus have been recommended by dermatologists for over 20 years.

Recently, BioZone Pharmaceuticals announced that it entered into a binding option and letter of intent with the BioZone Laboratories family of companies to purchase all of their issued and outstanding stock. Also, BioZone Pharmaceuticals recently sold $2.25 million of promissory notes, a portion of which will be advanced to BioZone Laboratories.

BioZone Laboratories, a specialty pharmaceutical company founded in 1989, has a robust drug pipeline addressing unmet medical needs in significant markets.  BioZone Laboratories develops, manufactures and markets drugs, using its patented QuSomeTM technology platform to enhance drug solubility.

BioZone Laboratories co-founder Brian Keller stated, “Our QuSomeTM technology has tremendous potential for improving dermatological products by enhancing absorption. We intend to capitalize on the well established Aero/Baker-Cummins franchise and product portfolio by expanding distribution and developing line extensions that combine Baker Cummins products’ unique formulations with QuSomesTM. We also have our own line of QuSome dermatology products, which will be marketed under the Baker Cummins label going forward. This business combination represents the first of many opportunities to expand the use of our QuSome technologyTM by adding a valuable product line to our portfolio.”

Safe Harbor Statement

The information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of research activities, assumptions associated with the use and efficacy of drugs and formulations, the ability to market, produce and sell drugs, risks relating to product and customer demand, market acceptance of our products, the effect of economic conditions both nationally and internationally, the ability to protect our intellectual property rights, the impact of any litigation or infringement actions brought against us, competition for other providers and products, risks inherent in product and drug development,  regulatory approval and compliance with applicable laws, rules and regulations governing our manufacturing and facilities, availability of capital to fund our research and development programs and for continuing operations, the ability to complete transactions, and the resulting dilution caused by the raising of capital through the sale of shares, exercises of options and warrants and the additional disclosures under the heading “Risk Factors” which appear in our reports and filings with the United States Securities and Exchange Commission which can be accessed at www.sec.gov.  Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Investor Relations Contact:

ZA Consulting, Inc.
212-505-5976